Exhibit 8.2

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
		Abu Dhabi	Moscow
		Barcelona	Munich
July 14, 2010		Beijing	New Jersey
		Brussels	New York
		Chicago	Orange County
		Doha	Paris
Funtalk China Holdings Limited		Dubai	Riyadh
21/F Block D The Place Tower		Frankfurt	Rome
No. 9 Guanghua Road, Chaoyang District		Hamburg	San Diego
Beijing, China 100020		Hong Kong	San Francisco
		Houston	Shanghai
Re:	Funtalk China Holdings Limited	London	Silicon Valley
		Los Angeles	Singapore
		Madrid	Tokyo
		Milan	Washington, D.C.

Ladies and Gentlemen:

We have acted as special United States counsel to Funtalk China Holdings Limited, a limited liability company incorporated under the laws of the Cayman Islands (the “Company”) in connection with the registration relating to (1) 4,944,705 ordinary shares, par value $0.001 per share (“Ordinary Shares”), of the Company, issuable upon exercise of (i) 1,575,400 outstanding Class A Warrants and Class A Warrants underlying the Series A Units (“Class A Warrants”) and (ii) 3,369,305 outstanding Class B Warrants and Class B Warrants underlying the Series B Units (“Class B Warrants,” and together with the Class A Warrants, “Warrants”), (2) 19,800 Series A Units (including 19,800 Ordinary Shares and 99,000 Class A Warrants underlying the Series A Units) and 330,000 Series B Units (including 330,000 Ordinary Shares and 330,000 Class B Warrants underlying the Series B Units) of the Company (collectively, “Units”), issuable upon the exercise of the outstanding unit purchase option, (3) 99,000 Ordinary Shares, issuable upon the exercise of 99,000 Class A Warrants of the Company, and (4) 330,000 Ordinary Shares, issuable upon the exercise of 330,000 Class B Warrants of the Company, pursuant to a post-effective amendment to Form S-4 on Form F-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on or about July 14, 2010 (File No. 333-153492) (as so filed and as amended, the “Registration Statement”). All capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Registration Statement.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.  In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate.  We have not independently verified such factual matters.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—Material United States Federal Income Tax Considerations” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the Ordinary Shares, Warrants and Units.

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.  This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters.  Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.  Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.  Any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Ordinary Shares, Warrants or Units), without our prior written consent, which may be granted or withheld in our sole discretion.  However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP